UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 10, 2008

SureWest Communications

(Exact Name of Registrant as Specified in its Charter)

California	000-29660	68-0365195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vernon Street, Roseville, California		95678
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (916) 772-2000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Explanatory Note

This Current Report on Form 8-K/A (the “amendment”) amends SureWest Communications’ (“SureWest”) Current Report on Form 8-K dated October 6, 2008 and filed on October 14, 2008  (the “Initial Filing”), in which SureWest reported that West Coast PCS Structures, LLC (“West Coast PCS”), PCS Structures Towers, LLC (“PCS Towers” and together with West Coast PCS, the “Companies”) and West Coast PCS, LLC (“Seller”), each an indirect subsidiary of SureWest Communications, had, on October 6, 2008 entered into an agreement to enter into a definitive agreement (the definitive agreement hereinafter referred to as the “Purchase Agreement”) with GTP Towers I, LLC (“Purchaser”), relating to Purchaser’s acquisition of all the membership interests of West Coat PCS, subject to and conditioned on completion of mutually satisfactory schedules to the Purchase Agreement, and execution of an escrow agreement. The Initial Filing reported that on October 10, 2008 all conditions prerequisite to entering into the Purchase Agreement were satisfied and that the Companies, Seller and Purchaser had entered into the Purchase Agreement and had executed the escrow agreement. This amendment is being filed to reflect that the date of earliest reported event was October 10, 2008, the date the definitive Purchase Agreement was entered into and escrow executed, and the date of the earliest reported event on the Initial Filing, was mistakenly reported as October 6, 2008.  Except for correcting the date of report, this amendment does not modify or update any other disclosures in, or exhibits to, the Initial Filing.  The information previously reported in the Initial Filing is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Dan T. Bessey Vice President and Chief Financial Officer

Date:  October 17, 2008